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                         NON-NEGOTIABLE PROMISSORY NOTE

$2,264,341.00                                                December 31, 1997

     FOR VALUE RECEIVED, the undersigned, Henry II Company, a California corporation ("Borrower"), agrees and promises to pay to Henry Company, a California corporation ("Lender"), at 2911 Slauson Avenue, Huntington Park, California 90255 or at such other address as the Lender shall direct, the principal sum of Two Million Two Hundred Thousand Sixty Four, Three Hundred Forty One and No/100 Dollars ($2,264,341.00 U.S.) plus interest, if any.

     The unpaid principal balance hereof shall be due and payable immediately upon Lender's demand to Borrower. Borrower shall have the right to prepay all or any part of the principal of this Note at any time without penalty. This Note shall not bear interest until and unless the principal amount is not paid in full upon Lender's demand.

     Principal and interest (if any) on this Note shall be payable in lawful money of the United States of America. All past due principal hereunder shall bear interest from the due date until date of payment at the rate of the Reference Rate. As used herein, the term "Reference Rate" shall mean the rate announced from time to time by Bank of America, N.T. & S.A. (or its successor) as its prime rate or reference rate.

     Borrower agrees to pay all costs and expenses (including without limitation attorney's fees) incurred by Lender in connection with or related to this Note, or its enforcement, whether or not suit be brought. Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and Borrower hereby waives the benefits of any statue of limitations with respect to any action to enforce, or otherwise related to, this Note.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect. No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Lender, and then only to the extent therein specifically set forth. This Note has been delivered for acceptance by Lender in Huntington Park, California and shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California, as the same may from time to time be in effect.

                              HENRY II COMPANY


                              By:  /s/ Jeffrey A. Wahba
                                 -----------------------------------
                                   Jeffrey A. Wahba
                                   Chief Financial Officer